UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2009
Date of Earliest Event Reported: July 14, 2009
Eternal Image, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130 Farmington, MI	48334
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number including Area Code: 248-932-3333
n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR  240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR 240.13e-4(c))

ITEM   1.01    Entry into a Material Definitive Agreement.

On July 14, 2009, Eternal Image, Inc., a Delaware corporation ("ETNL" or the “Registrant”), entered into a Marketing and Equity Assignment Agreement (“Marketing Agreement”) with Eternal Remembrance, Inc, a privately held Florida corporation located in Palm Harbor, Florida (“Remembrance”).  Remembrance is a provider of remote access to post cremation urn storage facilities. It markets these services to family members and friends of deceased individuals whose ashes have been placed in urns in storage repositories.

Pursuant to the Marketing Agreement, the Registrant will allow Remembrance to promote its business through the Registrant’s network of dealer/distributors and their clients at no cost to ETNL.  In addition, ETNL shall allow Remembrance a representative presence (without cost to Remembrance) at any booths or like participation ETNL may have at major funerary conventions or similar programs.  In consideration, the Registrant received a 10% equity interest in Remembrance (1,000,000 shares of its capital stock). Said shares may be anti-dilatable except for shares issued as a result of   certain capital raising activities by Remembrance, including the funding of a merger or acquisition.  The initial term of the Marketing agreement is 15 years with performance related automatic renewal terms of 15 years.

The above described executed Asset Purchase Agreement is attached hereto and incorporated by reference as Exhibit 10.1.

ITEM

9.01

Financial Statements and Exhibits.

(c)

Exhibit 10.1

Marketing and Equity Assignment Agreement between

Eternal Image, Inc. and Eternal Remembrance, Inc. (July 14, 2009)

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETERNAL IMAGE, INC.

Date: July 20, 2009	By: /s/ Clint Mytych
Clint Mytych Chief Executive Officer, Chief Financial Officer and Chairman